CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use  in this Post-Effective Amendment No. 30 to the Registration Statement on Form N-4 (No. 333-45592) (the “Registration Statement”) of our report dated February 29, 2024  relating to the financial statements of American Family Life Insurance Company  and consent to the use in the Registration Statement of our report dated April 25, 2024 relating to the financial statements of each of the subaccounts of American Family Variable Account II indicated in our reports. We also consent to the references to us under the headings “Experts” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 25, 2024